CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”), effective as of the 9th day of September, 2013, by and between Heavenly Hot Dogs, Inc., a Nevada corporation (the “Company”); and Red Rock Servicing, Inc. a Nevada corporation (the “Consultant”) and Sirius Equities, Inc., a Nevada Corporation.

Recitals:

WHEREAS, the Company, Shannon Anderson, and Chris Christopherson executed and delivered an Asset Purchase Agreement on September 6, 2013 (the “APA”); and

WHEREAS, Consultant entered into a previous agreement with an affiliate of Messrs. Anderson and Christopherson on July 8, 2013 to provide certain services in connection with the assets sold subject to the APA; and

WHEREAS, as consideration for this Agreement, the Consultant and Sirius Equities, Inc. agree to waive all claims to stock related compensation, consideration or options contemplated under the July 8, 2013 affiliate agreement;

NOW, THEREFORE, for and in consideration of the payment to the Consultant of the non-refundable fee of 1,529,866 shares of the Company’s common stock, and of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.

Services.  The Consultant is hereby retained by the Company to provide general advice and services to the Company in connection with the transition resulting from the Closing of the APA, including all contacts, operations or otherwise as may be needed to continue the current operations of the Company.  These services will be rendered to the best of the Consultant’s abilities.  The services shall be rendered in Los Angeles County California unless otherwise convenient to the Consultant, and if travel is required, all reasonable expenses of the Consultant will be paid in advance.  There are no special hours or place of employment for such services, which shall be provided at reasonable times and hours agreeable to the parties.

2.

Term.  This Agreement shall have a term of six (6) months.

3.

Compensation.  The Consultant shall be paid a non-refundable fee of 1,529,866 shares of the Company’s common stock, on the execution hereof.

4.

Independent Contractor.  The Consultant is retained under the terms of this Agreement as an independent contractor and nothing herein shall be construed as creating an employer/employee relationship between the parties. The Consultant shall be solely liable for the payment of any taxes imposed or arising out of the payment of the non-refundable fee to him by the Company under in this Agreement, and the Consultant shall indemnify and hold the Company harmless therefrom.

5.

Termination and Liquidated Damages.  This Agreement may be terminated by the parties by mutual agreement.  No termination under this Section shall have any affect on the non-refundable fee paid (net of liabilities of the Company or otherwise) to the Consultant hereunder, which sum is determined to be a paid in advance, non-refundable fee, which shall also be considered to be liquidated damages to the Consultant in the event of termination by either party.

6.

Nondisclosure of Information.  The Consultant agrees that during the term of this Agreement, he will not, directly or indirectly, disclose to any person not authorized by the Company to receive or use such information, any of the Company’s confidential or proprietary data, intellectual property information or techniques, suppliers, contacts, customers or employees or otherwise, or give to any person not authorized by the Company to receive any information that is not generally known to anyone other than the Company or that is designated by the Company as “limited,” “private,” “confidential,” or otherwise marked to indicate its confidential nature.

7.

Assignment.  This Agreement may not be assigned by either party without the prior written consent of the other party.

8.

Entire Agreement.  Except as indicated in the recitation at the forefront of this Agreement, this Agreement supersedes any and all other agreements, oral or written, between the parties with respect to the subject matter hereof, and no other agreement, statement or promise relating to the subject matter of this Agreement which is not contained or referred to herein shall be valid or binding.

9.

Governing Law.  This Agreement shall be governed by and interpreted in accordance with and enforced only under the laws of and within the United States and the State of Utah courts situated in Salt Lake County, Utah, without exception or qualification.

10.

Severability.  If, and to the extent that, any court of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

11.

Waiver.  No failure by any party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent on a breach thereof, shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition.

12.

Attorney Fees. In the event of any action to enforce the terms and provisions hereof, the prevailing party shall be entitled to recover reasonable attorney’s fees and costs.

[signature page follows]

HEAVENLY HOT DOGS, INC.:

Dated: September 9, 2013

By: ______________________
Shannon Anderson, President

CONSULTANT:

Dated: September 9, 2013

By: ______________________
Red Rock Servicing, Inc.

Its: Richard KAYE

SIRIUS EQUITIES, INC.

Dated: September 9, 2013

By: ______________________
Sirius Equities, Inc.

Its: PRES.

RK